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                                                                    Exhibit 23.1


DAVIDSON & COMPANY         Chartered Accountants
                                     A Partnership of Incorporated Professionals


                         INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Amendment No. 2 to Registration Statement on Form SB-2 of Blade Internet Ventures Inc. of our report dated December 21, 2001 appearing in the Prospectus, which is part of such Registration Statement, and to the reference of us under the heading "Experts" in such Prospectus.


                                                            "DAVIDSON & COMPANY"
                                                           Chartered Accountants

Vancouver, Canada
July 18, 2002


                          A Member of SC INTERNATIONAL

           1200-609 Granville Street, P.O. Box 10372, Pacific Centre,
                         Vancouver, BC, Canada, V7Y 1G6
                  Telephone (604) 687-0947 Fax (604) 687-6172